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                                                                   Exhibit 10.29


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, dated this 12th day of February, 1998, to be effective as of the date of the Closing (as hereinafter defined) (the "Effective Date") is made and entered into by and between NCO TELESERVICES, INC., whose address is 515 Pennsylvania Avenue, Fort Washington, PA 19034 (referred to as the "Company") and RICHARD RAQUET whose address is____________________________ (referred to as the "Employee").

         1. Employment. The Company hereby employs the Employee to act as Executive Vice-President and Chief Operating Officer of the Company and the Employee hereby accepts such employment in accordance with the terms and conditions of this Agreement.

         2. Duties of the Employee. During the Term the Employee shall devote his full business time to the operations of the Company and shall perform duties customarily incident to the positions held by him, including, but not limited to, supervising and overseeing the operations of the Company and all other duties the Board of Directors of the Company may from time to time assign to him. In performing his duties hereunder, the Employee shall report to the President of the Company or his successor or any other person designated by the Board of Directors of the Company. The Employee shall use his best efforts to the performance of his duties hereunder and to the promotion of the business and interests of the Company and any of its corporate subsidiaries or affiliated companies. Except for periods of travel incident to the Employee's duties hereunder, Employee shall not be required to perform his duties hereunder outside a 35 mile radius of the Company's corporate offices.

         3. Term of Employment. The term of employment shall begin on the effective date hereof and continue for a term of three (3) years (the "Term"). The Company shall

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have the option, subject to the Employee's acceptance, to extend the Term for two (2) additional one (1) year periods as it may determine.

         4. Other Employment. The Employee shall not, during his employment by the Company, act in any other work capacity or employment without having first obtained the written consent of the Company.

         5. Compensation of the Employee. As full compensation, including, but not limited to, "Base Salary" and "Bonus," for the services rendered by the Employee pursuant to this Agreement, the Employer agrees to pay and the Employee shall be entitled to the compensation set forth on the attached Exhibit "A".

         6. Employee Benefits.

            A. Vacation and Sick/Personal Days. The Employee shall be entitled to five (5) weeks paid vacation and five (5) personal/sick days on a per annum basis during the Term and any extension thereof in accordance with policies of the Company for similarly situated employees. The Employee shall schedule these vacations in accordance with the reasonable needs of the Company. Unused vacation or personal/sick days hereunder in any year shall not be cumulative and may not be carried forward into each ensuing year.

            B. Other Benefits. The Employee shall be included on the Company's employee medical insurance plan, which includes dental coverage, shall, provided he is insurable at regular rates, receive an officer's life insurance policy in the amount of five (5) times Base Salary and shall be otherwise entitled to participate in all benefits available to other similarly situated employees of the Company. In addition, the Employee shall have



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the use of a car leased by the Company or receive a car allowance not to exceed
$500.00 per month.

            C. Business Expenses. The Company will pay, or reimburse the Employee for, all ordinary and reasonable out-of-pocket business expenses, including lodging, tolls, beeper, portable telephone, meals, transportation for business purposes and client entertainment, incurred by the Employee in connection with his performance of services hereunder during the Term, in accordance with the Company's expense authorization and approval procedures then in effect, upon presentation to the Company of an itemized account and written proof of such expenses.

        7.  Death or Total Disability of the Employee.

            A. Death. In the event of the death of the Employee during the Term any extension thereof of this Agreement shall terminate effective as of the date of Employee's death, and the Company shall not have any further obligation or liability hereunder except that the Company shall pay to the Employee's designated beneficiary or, if none, his estate, the portion, if any, of the Employee's Base Salary and any other compensation, including, but not limited to, a pro rata portion of the Bonus, due to him for the period up to the Employee's date of death which remains unpaid.

            B. Total Disability. In the event of the Total Disability (as that term is hereinafter defined) of the Employee, the Company shall have the right to terminate the Employee's employment hereunder by giving the Employee ten (10) days' written notice thereof and, upon expiration of such ten (10) day period, the Company shall not have any further obligation or liability under this Agreement except that the Company shall pay to the Employee the portion, if any, of the Employee's Base Salary and any other compensation






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due to him for the period up to the date of termination which remains unpaid, provided that if the Employee, during any period of disability, receives any periodic payments representing lost compensation under any health and accident policy or under any salary continuation insurance policy, the premiums for which have been paid by the Company, the amount of the Base Salary and the Bonus, if any, that the Employee would be entitled to receive from the Company during such period of disability shall be decreased by the amounts of such payments.

         The term "Total Disability," when used herein, shall mean a mental, emotional or physical condition which rendered the Employee for a period of ninety (90) consecutive days, during the Term of this Agreement, unable or incompetent to carry out, on a substantially full-time basis, the job responsibilities he held or tasks that he was assigned at the time the disability was incurred. The Employee agrees, in the event of any dispute as to the determination made pursuant to this paragraph, to submit to a physical or other examination by a licensed physician selected jointly by the Company and the Employee, the cost of which examination shall be paid by the Company.

         8. Termination of Employment. In addition to termination pursuant to paragraph 7, the Company may discharge the Employee and thereby terminate his employment hereunder for the following reasons: (a) for cause (for "cause") which shall be defined to be (i) habitual intoxication; (ii) drug addiction;
(iii) conviction of a felony; (iv) adjudication as an incompetent; (v) violation of any rule or regulation that may be established by the Company from time to time for the conduct of the Company's business, as set forth in the Company's employee handbook; (vi) misappropriation of Company funds or fraudulent




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acts; or (vii) the Employee's breach of this Agreement in any manner or respect, or (b) immediately upon the Company discontinuing all of its business operations.

         In the event that the Company shall discharge the Employee pursuant to this paragraph 8, the Company shall not have any further obligations or liability under this Agreement, except that the Company shall pay to Employee the portion, if any, of the Employee's Base Salary and any other compensation, including, but not limited to, a pro rated portion of the Bonus, due to him for the period up to the date of termination which remains unpaid.

         9. Non-Disclosure. The Employee recognizes and acknowledges that he will have access to certain confidential information of the Company and that such information constitutes valuable, special and unique property of the Company. The Employee agrees that he will not, for any reason or purpose whatsoever, during or after the Term of his employment and any extension thereof, disclose any of such confidential information to any party without express authorization of the Company, except as necessary in the ordinary course of performing his duties hereunder.

         10. Non-Interference. The Employee agrees that during the Term of this Agreement and any extension thereof, and for a period of two (2) years after his employment ceases, the Employee shall not, unless acting pursuant hereto or with the prior written consent of the Board of Directors of the Company, directly or indirectly:

                  (i) solicit business from or perform services for, any person, company or other entity which at any time during the Employee's employment by the Company was a client or customer of the Company if such business or services are of the same general character as those engaged in or performed by the Company;





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                  (ii) solicit for employment or in any other fashion hire any of the employees of the Company; or

                  (iii) use the name of the Company or any name similar thereto, but nothing in this clause shall be deemed, by implication, to authorize or permit use of such name after expiration of the period covered by this paragraph.

         11. Equitable Relief; Survival.

            (a) The Employee acknowledges that the restrictions contained in paragraphs 9 and 10 hereof are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of any provisions of those paragraphs will result in irreparable injury to the Company. The Employee also acknowledges that the Company shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event of any such violation, the Company shall be entitled to commence and action for temporary and permanent injunctive relief and other equitable relief in any court of competent jurisdiction. Effective service of process may be made upon the Employee by mail under the notice provisions contained in paragraph 15 hereof.

            (b) Survival of Covenants. The provisions of paragraphs 9, 10 and 12 shall survive the termination of this Agreement.






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         12. Representation by the Employee. The Employee hereby warrants and represents to the Company that he is not bound by or subject to any sort of restriction which would prohibit him from accepting employment with the Company, such as a restrictive covenant, non-interference or non-competition agreement related to any of his previous employment position or positions.

         13. Remedies Cumulative; No Waiver. No remedy conferred upon the Company by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company from time to time and as often as may be deemed expedient or necessary by the Company in its sole discretion.

         14. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

         15. Notices. All notices, request, demands, claims and other communications hereunder will be in writing. Any notices, requests, demands, claims or communications hereunder shall be deemed fully given if such are sent by registered or certified mail, return







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receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


            If to the Company:            515 Pennsylvania Avenue
                                          Fort Washington, PA 19034

            with copy to:                 Joshua Gindin, Esquire
                                          Twentieth Floor
                                          230 South Broad Street
                                          Philadelphia, PA 19102

            If to the Employee:           _______________________________

                                          _______________________________


Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party hereto may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

         16. Governing Law. This Agreement shall be be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Pennsylvania.

         17. Contents of Contract; Amendment and Assignment. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes and is instead of all other employment arrangement between the Employee and the Company. This Agreement cannot be changed, modified or terminated






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except upon written amendment duly executed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee. The Company may assign its rights hereunder to any of its subsidiaries or related companies, without the Employee's consent.

         18. Prior Employment Agreements. The Employee hereby acknowledges that this Agreement shall supersede any existing employment agreement that the Employee has with TRC (as hereinafter defined).

         IN WITNESS WHEREOF, this Agreement has been executed by the parties on the date first above written.

Attest:                                   NCO Teleservices, Inc.


________________________[SEAL]            BY:____________________________


Witness:

________________________                     ____________________________
                                             Richard Raquet, Employee









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                                   EXHIBIT "A"
                              EMPLOYEE COMPENSATION
                                 RICHARD RAQUET


A. Base Salary: The Employee shall, during the Term, be paid an annual base salary (the "Base Salary") of $200,000. The Base Salary shall be payable in installments, in arrears, in accordance with the Company's regular payroll practices, but not less often than monthly.

B. Bonus: The Employee shall be entitled to an annual bonus of up to $50,000 based upon the Company successfully reaching certain quarterly financial goals as established by mutual agreement of the Company and the Employee.

C. Stock Option Plan: As additional compensation, the Employee shall participate in the Company's stock option plan, in accordance with the terms and conditions of such plan. The Employee shall receive an option to purchase 20,000 shares of common stock of the Company at a per share price equal to the closing price of such stock on the day before the Closing.

4. Signing Bonus: In connection with his execution of this Agreement, but subject to the Closing being completed, the Employee shall receive a signing bonus of $200,000 payable within thirty (30) days after the Closing.


THE COMPANY AND THE EMPLOYEE ACKNOWLEDGE AND AGREE THAT NOTWITHSTANDING THEIR EXECUTION OF THIS EMPLOYMENT AGREEMENT, THE COMPANY'S OBLIGATION TO HIRE THE EMPLOYEE IN ACCORDANCE WITH THE TERMS HEREOF, IS SUBJECT TO AND CONDITIONED UPON THE COMPANY COMPLETING CLOSING (the "Closing") ON THE PURCHASE BY THE COMPANY OF THE ASSETS OF THE BUSINESS KNOWN AS "THE RESPONSE CENTER" ("TRC") THE EMPLOYEE'S PRIOR EMPLOYER.





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